As filed with the Securities and Exchange Commission on January 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	One Valero Way	74-1828067
(State or other jurisdiction of incorporation or organization)	San Antonio, Texas 78249 (210) 345-2000	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jude A. Dworaczyk

Corporate Secretary and SEC Counsel

One Valero Way

San Antonio, Texas 78249

(210) 345-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jamie L. Yarbrough

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Valero Energy Corporation

One Valero Way

San Antonio, Texas 78249

(210) 345-2000

Senior Debt Securities

We may offer from time to time our senior debt securities. We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2025.

i

About This Prospectus

This prospectus is part of a registration statement that we have filed with the United States (the “U.S.”) Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized any person to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus, any prospectus supplement and any pricing supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus and that the information we incorporate by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations, and liquidity may have changed since the date indicated on the front cover of such documents. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered hereunder, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

As used in this prospectus, the terms “Valero,” “we,” “us,” and “our” may, depending upon the context, refer to Valero Energy Corporation, to one or more of its consolidated subsidiaries, or to all of them taken as a whole.

Valero Energy Corporation

We are a Fortune 500 company based in San Antonio, Texas. We were incorporated in Delaware in 1981 under the name Valero Refining and Marketing Company. We changed our name to Valero Energy Corporation in 1997. Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “VLO.”

We are a multinational manufacturer and marketer of petroleum-based and low-carbon liquid transportation fuels and petrochemical products, and we sell our products primarily in the U.S., Canada, the United Kingdom (“U.K.”), Ireland, and Latin America. We own 15 petroleum refineries located in the U.S., Canada, and the U.K. with a combined throughput capacity of approximately 3.2 million barrels per day. We are a joint venture member in Diamond Green Diesel Holdings LLC (“DGD”), which owns two renewable diesel plants located in the Gulf Coast region of the U.S. with a combined production capacity of approximately 1.2 billion gallons per year. We also own 12 ethanol plants located in the Mid-Continent region of the U.S. with a combined production capacity of approximately 1.7 billion gallons per year. We manage our operations through our refining, renewable diesel, and ethanol segments.

Our principal executive offices are located at One Valero Way, San Antonio, Texas 78249, our telephone number is (210) 345-2000 and our website is www.valero.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus.

Risk Factors

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors set forth in our most recent annual report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent quarterly reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations, and liquidity. Additional risk factors may be included in a prospectus supplement relating to a particular offering of our debt securities.

Cautionary Statement Concerning Forward-Looking Statements

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). You can identify our forward-looking statements by the words “anticipate,” “believe,” “expect,” “plan,” “intend,” “scheduled,” “estimate,” “project,” “projection,” “predict,” “budget,” “forecast,” “goal,” “guidance,” “target,” “ambition,” “could,” “would,” “should,” “may,” “strive,” “seek,” “pursue,” “potential,” “opportunity,” “aimed,” “considering,” “continue,” “evaluate,” and similar expressions.

These forward-looking statements include, among other things, statements regarding:

•	the effect, impact, potential duration or timing, or other implications of global geopolitical and other conflicts and tensions, and government and other responses thereto;

•	future refining segment margins, including gasoline and distillate margins, and differentials;

•	future renewable diesel segment margins;

•	future ethanol segment margins;

•	expectations regarding feedstock costs, including crude oil differentials, product prices for each of our segments, transportation costs, and operating expenses;

•	anticipated levels of crude oil and liquid transportation fuel inventories, storage capacity, and production;

•	expectations with respect to third-party refining, logistics, and low-carbon fuels projects and operations, and the effect and implications thereof on industry and market dynamics;

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expectations regarding the levels of, and costs and timing with respect to, the production and operations at our existing refineries and plants, projects under evaluation, construction, or development, and former projects;

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our anticipated level of capital investments, including deferred turnaround and catalyst cost expenditures, our expected allocation between, and/or within, growth capital expenditures and sustaining capital expenditures, capital expenditures for environmental and other purposes, and joint venture investments, the expected costs and timing applicable to such capital investments and any related projects, and the effect of those capital investments on our business, financial condition, results of operations, and liquidity;

•	our anticipated level of cash distributions or contributions, such as our dividend payment rate and contributions to our pension plans and other postretirement benefit plans;

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our ability to meet future cash and credit requirements, whether from funds generated from our operations or our ability to access financial markets effectively, and expectations regarding our liquidity;

•	our evaluation of, and expectations regarding, any future activity under our share purchase program or transactions involving our debt securities;

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anticipated trends in the supply of, and demand for, crude oil and other feedstocks, refined petroleum products, renewable diesel, sustainable aviation fuel (“SAF”)[1], ethanol, and corn related co-products in the regions where we operate, as well as globally;

[1]

DGD produces synthetic paraffinic kerosene (“SPK”), a renewable blending component, using the Hydrotreated Esters and Fatty Acids (HEFA) process. SPK is also commonly referred to as “neat SAF.” Current aviation regulations allow SPK to be blended up to 50 percent with conventional jet fuel for use in an aircraft. This blend is commonly referred to as “blended SAF” or “SAF.”

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expectations regarding environmental, tax, and other regulatory matters, including California Senate Bill No. 2 and related regulation, anticipated amounts and timing of payment with respect to our deferred tax liabilities, unrecognized tax benefits, matters impacting our ability to repatriate cash held by our foreign subsidiaries, and the anticipated or potential effects thereof on our business, financial condition, results of operations, and liquidity;

•	the effect of general economic and other conditions, including inflation and economic activity levels, on refining, renewable diesel, SAF, and ethanol industry fundamentals;

•	expectations regarding our risk management activities, including the anticipated effects of our hedge transactions;

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expectations regarding our counterparties, including our ability to pass on increased compliance costs and timely collect receivables, and the credit risk within our accounts receivable or accounts payable;

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expectations regarding adoptions of new, or changes to existing, low-carbon fuel regulations, policies, and standards issued by governments across the world to reduce greenhouse gas (“GHG”) emissions and increase the percentage of low-carbon fuels in the transportation fuel mix, including, but not limited to, the U.S. Environmental Protection Agency’s (“EPA”) Renewable Fuel Standard (“RFS”), the California Low Carbon Fuel Standard, the Canada Clean Fuel Regulations, the U.K. Renewable Transport Fuel Obligation, and similar programs (collectively, the “Renewable and Low-Carbon Fuel Programs”), blending and tax credits, efficiency standards, or other benefits or incentives that impact the demand for low-carbon fuels; and

•

expectations regarding our low-carbon fuels strategy, publicly announced GHG emissions reduction/displacement targets and long-term ambition, and our current, former, and any future low-carbon projects.

We based our forward-looking statements on our current expectations, estimates, and projections about ourselves, current and potential counterparties, our industry, and the global economy and financial markets generally. We caution that these statements are not guarantees of future performance or results and involve known and unknown risks and uncertainties, the ultimate outcomes of which we cannot predict with certainty. In addition, we based many of these forward-looking statements on assumptions about future events, the ultimate outcomes of which we cannot predict with certainty and which may prove to be inaccurate. Accordingly, actual performance or results may differ materially from the future performance or results that we have expressed, suggested, or forecast in the forward-looking statements. Differences between actual performance or results and any future performance or results expressed, suggested, or forecast in these forward-looking statements could result from a variety of factors, including the following:

•	the effects arising out of global geopolitical and other conflicts and tensions, including with respect to changes in trade flows and impacts to crude oil and other markets;

•	demand for, and supplies of, refined petroleum products (such as gasoline, diesel, jet fuel, and petrochemicals), renewable diesel, SAF, ethanol, and corn related co-products;

•	demand for, and supplies of, crude oil and other feedstocks, as well as other critical supplies;

•

the effects of public health threats, pandemics, and epidemics, governmental and societal responses thereto, and the adverse impacts of the foregoing on our business, financial condition, results of operations, and liquidity, and the global economy and financial markets generally;

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acts of terrorism or other third-party actions affecting either our refineries and plants or third-party facilities that could impair our ability to produce or transport refined petroleum products, renewable diesel, SAF, ethanol, or corn related co-products, to receive feedstocks, or otherwise operate efficiently;

•

the effects of war or hostilities, and political and economic conditions, in countries that produce crude oil or other feedstocks or consume refined petroleum products, renewable diesel, SAF, ethanol, or corn related co-products;

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the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”), and other petroleum-producing nations that collectively make up OPEC+, to agree on and to maintain crude oil price and production controls;

•	the level of consumer demand, consumption, and overall economic activity, including the effects from seasonal fluctuations and market prices;

•	refinery, renewable diesel plant, or ethanol plant overcapacity or undercapacity;

•	the risk that any transactions or capital decisions may not provide the anticipated benefits or may result in unforeseen detriments;

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the actions taken by competitors, including both pricing and adjustments to refining capacity or low-carbon fuels production, as well as changes in the geographic markets where they operate, in response to market conditions;

•	the level of competitors’ imports into markets that we supply;

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accidents, unscheduled shutdowns, weather events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, societal, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of our suppliers, customers, or third-party service providers;

•	changes in the cost or availability of transportation or storage capacity for feedstocks and our products;

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pressure and influence of environmental groups and other stakeholders upon policies and decisions related to the production, transportation, storage, refining, processing, marketing, and sales of crude oil or other feedstocks, refined petroleum products, renewable diesel, SAF, ethanol, or corn related co-products;

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the price, availability, technology related to, and acceptance of alternative fuels and alternative-fuel vehicles, as well as sentiment and perceptions with respect to low-carbon projects and GHG emissions more generally;

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the levels of government subsidies for, and executive orders, mandates, or other policies with respect to, alternative fuels, alternative-fuel vehicles, and other low-carbon technologies or initiatives, including those related to carbon capture, carbon sequestration, and low-carbon fuels, or affecting the price of natural gas and/or electricity;

•	the volatility in the market price of compliance credits (primarily renewable identification numbers needed to comply with the RFS) under the Renewable and Low-Carbon Fuel Programs;

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delay of, cancellation of, or failure to implement planned capital or other strategic projects and realize the various assumptions and benefits projected for such projects or cost overruns in executing such planned projects;

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severe weather events, such as storms, hurricanes, droughts, floods, wildfires, and other weather events, which can unforeseeably affect the price or availability of electricity, natural gas, crude oil, waste and renewable feedstocks, corn, and other feedstocks, critical supplies, refined petroleum products, renewable diesel, SAF, and ethanol;

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rulings, judgments, or settlements in litigation or other legal or regulatory matters, such as unexpected environmental remediation or enforcement costs, including those in excess of any reserves or insurance coverage;

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legislative or regulatory action, including the introduction or enactment of legislation or rulemakings by government authorities, environmental regulations, changes to income tax rates, introduction of a global minimum tax, profits, windfall, margin, or other taxes or penalties, tax changes or restrictions impacting the foreign repatriation of cash, actions implemented under California Senate Bill No. 2 and related regulation, actions implemented under the Renewable and Low-Carbon Fuel Programs, including changes to volume requirements or other obligations or exemptions under the RFS, and actions arising from the EPA’s or other government agencies’ regulations, policies, or initiatives concerning GHGs, including mandates for or bans of specific technology, which may adversely affect our business, financial condition, results of operations, and liquidity;

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changing economic, regulatory, and political environments and related events in the various countries in which we operate or otherwise do business, including trade restrictions, expropriation or impoundment of assets, failure of foreign governments and state-owned entities to honor their contracts, property disputes, economic instability, restrictions on the transfer of funds, duties and tariffs, transportation delays, import and export controls, labor unrest, security issues involving key personnel, and decisions, investigations, regulations, issuances or revocations of permits and other authorizations, and other actions, policies, and initiatives by federal, state, local, and other jurisdictions applicable to us;

•	changes in the credit ratings assigned to our debt securities and trade credit;

•	the operating, financing, and distribution decisions of our joint ventures or other joint venture members, and other consolidated variable interest entities, that we do not control;

•	changes in currency exchange rates, including the value of the Canadian dollar, the pound sterling, the euro, the Mexican peso, and the Peruvian sol relative to the U.S. dollar;

•	the adequacy of capital resources and liquidity, including availability, timing, and amounts of cash flow or our ability to borrow or access financial markets;

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the costs, disruption, and diversion of resources associated with lawsuits, proceedings, demands, or investigations, or campaigns and negative publicity commenced by government authorities, investors, stakeholders, or other interested parties;

•	overall economic conditions, including the stability and liquidity of financial markets, and the effect thereof on consumer demand; and

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other factors generally described in the “Risk Factors” section included in our most recent annual report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent quarterly reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein.

Any one of these factors, or a combination of these factors, could materially affect our future business, financial condition, results of operations, and liquidity and whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those expressed, suggested, or forecast in any forward-looking statements. Such forward-looking statements speak only as of the date they are made, and we do not intend to update these statements unless we are required by applicable securities laws to do so.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing, as it may be updated or modified by our future filings with the SEC. We undertake no obligation to publicly release any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events unless we are required by applicable securities laws to do so.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

Description of Debt Securities

The debt securities covered by this prospectus will be our general senior unsecured obligations. We will issue the debt securities under the Indenture dated as of March 10, 2015 between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, which we refer to herein as the “indenture.” We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the indenture. We have filed the indenture with the SEC, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” “our” or “Valero” are references to Valero Energy Corporation only.

Ranking

The debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The indenture does not limit the amount of debt securities that can be issued under the indenture or the amount of additional indebtedness we or any of our subsidiaries may incur. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the indenture.

We are organized as a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. The holding company structure results in two principal risks:

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Our subsidiaries may be restricted by contractual provisions or applicable laws from providing us the cash that we need to pay parent company debt service obligations, including payments on the debt securities.

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In any liquidation, reorganization or insolvency proceeding involving us, your claim as a holder of the debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

Terms

The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates;

•	any right to defer interest payments by extending the interest payment periods and the duration of the extension;

•	if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

•	any provisions for the remarketing of the debt securities;

•	any changes or additions to the events of default or covenants;

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whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the denominations in which we will issue the debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the terms of any right to convert debt securities into shares of our common stock or other securities or property;

•	whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form;

•	any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any limit on our right to pay dividends on, make distributions with respect to, redeem or purchase any of our capital stock; and

•	any other terms of the debt securities not inconsistent with the indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material U.S. federal income tax consequences applicable to those securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants

We have agreed to two principal restrictions on our activities for the benefit of holders of the debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of debt securities issued under the indenture as long as any of those debt securities is outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description terms that we have defined below under “— Glossary.”

Limitations on Liens

We have agreed in the indenture that when any debt securities are outstanding neither we nor any of our Subsidiaries will create or assume any liens upon any of our receivables or other assets or any asset, stock or indebtedness of any of our Subsidiaries unless those debt securities are secured equally and ratably with or prior to the debt secured by the lien. This covenant has exceptions that permit:

•	subject to certain limitations, any lien created to secure all or part of the purchase price of any property or to secure a loan made to finance the acquisition of the property described in such lien;

•	subject to certain limitations, any lien existing on any property at the time of its acquisition or any lien created on property acquired or constructed by us not later than 12 months thereafter;

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subject to certain limitations, any lien created in connection with the operation or use of any property acquired or constructed by us and created within 12 months after the acquisition, construction or commencement of full operations on the property;

•	subject to certain limitations, any lien existing on property of an entity at the time it is acquired by us through merger, consolidation, purchase of assets or otherwise;

•	any mechanic’s or materialmen’s lien or any lien related to workmen’s compensation or other insurance;

•	any lien arising by reason of deposits with or the giving of any form of security to any governmental agency, including for taxes and other governmental charges;

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the right reserved to, or vested in, any municipality, governmental or public authority, or railroad to terminate or require annual or periodic payments as a condition to any right, power, franchise, grant, license or permit;

•	liens for taxes or charges which are not delinquent or are being contested in good faith;

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liens due to zoning, planning and environmental laws and ordinances and governmental regulations; minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of our property; easements, exceptions or reservations in any of our property granted or reserved for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroad purposes, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of our property, or materially detract from the value of the property subject thereto;

•	any judgment lien the execution of which has been stayed or which has been adequately appealed and secured;

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any lien incidental to the conduct of our business which was not incurred in connection with the borrowing of money or the obtaining of advances or credit and which does not materially interfere with the conduct of our business;

•	any intercompany lien;

•	any lien on current assets created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing;

•	any lien existing on the date of the indenture;

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liens incurred in connection with the borrowing of funds, if such funds are used within 120 days to repay indebtedness of at least an equal amount secured by a lien on our property having a fair market value at least equal to the fair market value of the property securing the new lien;

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liens incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the property subject to such lien arising solely in connection with the transfer of tax benefits in accordance with any provisions of law similar to former Section 168(f)(8) of the Internal Revenue Code of 1954;

•	subject to an aggregate limit of $200 million, any lien on cash, cash equivalents or other account holdings securing derivative obligations;

•	subject to certain limitations, any renewal, refunding or extension of maturity of any lien listed in the first through fourth bullets and twelfth through sixteenth bullets above; or

•	subject to an aggregate limit of 10% of our Consolidated Net Tangible Assets, any liens not otherwise permitted by any of the other exceptions set forth in the indenture.

Limitations on Sale/Leaseback Transactions

We have agreed in the indenture that neither we nor our Subsidiaries will enter into any sale/leaseback transactions with regard to any principal property, providing for the leasing back to us or a Subsidiary by a third party for a period of more than three years of any asset which has been or is to be sold or transferred by us or such Subsidiary to such third party or to any other person. This covenant has exceptions that permit transactions of this nature under the following circumstances:

•

we would be entitled, pursuant to the “Limitations on Liens” covenant described above, to incur indebtedness secured by a lien on the property to be leased, without equally and ratably securing the debt securities then outstanding; or

•	within 120 days after the effective date of such sale/leaseback transaction, we apply an amount equal to the value of such transaction, subject to certain limitations:

•	to the voluntary retirement of Funded Debt, or

•	to the purchase of another principal property.

In addition, we are permitted to enter into sale/leaseback transactions (i) with Valero Energy Partners GP LLC, Valero Energy Partners LP and their respective Subsidiaries and (ii) in an aggregate principal amount not exceeding, together with indebtedness secured by liens permitted by the last bullet discussed under the “Limitations on Liens” covenant described above, 10% of our Consolidated Net Tangible Assets.

Glossary

We define the following terms in the indenture. We use them here with the same definitions. Generally accepted accounting principles should be used to determine all items in this section, unless otherwise indicated.

“Consolidated Net Tangible Assets” means the total amount of assets shown on a consolidated balance sheet of us and our Subsidiaries (excluding goodwill and other intangible assets), less all current liabilities (excluding notes payable, short-term debt and current portion of long-term debt and capital lease obligations).

“Funded Debt” means generally any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would be classified as long-term debt or capital lease obligations.

“Principal Property” means any of our or our Subsidiaries’ refineries or refinery-related assets, distribution facilities or other real property that have a net book value exceeding 2.5% of Consolidated Net Tangible Assets, but not including any property which in our opinion is not material to our total business conducted as an entirety or any portion of a particular property that is similarly found not to be material to the use or operation of such property.

“Subsidiary” means any entity of which at the time of determination we or one or more of our Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock or the outstanding partnership or similar interests and any limited partnership (i) of which we or any one of our Subsidiaries are a general partner and (ii) which is consolidated with us for financial reporting purposes; provided that Valero Energy Partners GP LLC and Valero Energy Partners LP and their respective Subsidiaries, for so long as Valero Energy Partners LP is not wholly owned, directly or indirectly, by us, in each case shall be deemed not to be Subsidiaries.

“wholly owned” means, when used with reference to an entity, an entity of which all of the outstanding capital stock (except for qualifying shares) or partnership or similar interests, as applicable, is owned by us or by one or more of our wholly owned Subsidiaries.

Consolidation, Merger and Sale

We have agreed in the indenture that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•	we are the continuing corporation, or

•

if we are not the continuing corporation, the successor is organized and existing under the laws of any U.S. jurisdiction and assumes all of our obligations under the indenture and the debt securities, and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing under the indenture.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indenture with respect to a series of debt securities issued under the indenture:

•	our failure to pay interest on any debt security of that series for 30 days;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to make any sinking fund payment for any debt security of that series when due;

•

our failure to perform any of our other covenants or breach of any of our other warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and that failure continues for 60 days after written notice is given or received as provided in the indenture;

•	certain bankruptcy, insolvency or reorganization events involving us; and

•	any other event of default we may provide for that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of all the debt securities of that series to be due and payable immediately. After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay;

•	all overdue interest;

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts;

•	any interest on overdue interest, to the extent legally permitted;

•	all amounts due to the trustee under the indenture; and

•

all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to this provision for indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

The indenture requires us to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in performance.

Modification and Waiver

We may modify or amend the indenture without the consent of any holders of the debt securities in certain circumstances, including to:

•	evidence the assumption of our obligations under the indenture and the debt securities by a successor;

•	add further covenants for the benefit of the holders;

•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of the holders;

•	establish the form or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

We may modify or amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or the premium payable on, any debt security;

•	reduce the amount of principal of discounted debt securities payable upon acceleration of maturity due to an event of default;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security; or

•	reduce quorum or voting rights.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indenture with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

Discharge

We will be discharged from all obligations relating to any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right by the holders to receive additional amounts under the indenture if:

•	all debt securities of that series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation; or

•

all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of that series on the dates the payments are due in accordance with the terms of the debt securities.

To exercise the right of deposit described above, we must pay all other sums payable under the indenture, and deliver to the trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Form, Exchange, Registration and Transfer

Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

We will appoint the trustee as security registrar for the debt securities. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional offices or agencies for transfers and exchanges of any series of debt securities.

We will not be required:

•

to issue, register the transfer of or exchange debt securities of a series during a period beginning 15 business days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice; or

•	to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder’s registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose name the debt securities are registered at the close of business on the record date for each interest payment date.

In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

Book-Entry and Settlement

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

•

any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms;

•	the manner in which we will pay principal of and any premium and interest on a global debt security; and

•	the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Notices

Notices to holders will be given by mail to the addresses of such holders as they appear in the security register.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, is the trustee under the indenture.

If an event of default occurs and is continuing, the trustee will be required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to the foregoing, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any holders of debt securities under the indenture unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities it may incur in compliance with such request or direction. The trustee may resign at any time or the holders of a majority in principal amount of the debt securities may remove the trustee. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any reason, we will appoint a successor trustee in accordance with the provisions of the indenture.

If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee may engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as required under the Trust Indenture Act of 1939.

U.S. Bank Trust Company, National Association serves as trustee for a number of series of our debt securities and debt securities for which we are a parent guarantor of one of our affiliates (including under the indenture and other indentures). Affiliates of U.S. Bank Trust Company, National Association also maintain, and in the future may perform, commercial banking and other relationships with us and our affiliates for which they may receive customary fees.

Plan of Distribution

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

Legal Matters

The validity of the securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Mr. Richard J. Walsh, Esq., our Executive Vice President and General Counsel, may pass on other legal matters for us. Mr. Walsh is our employee and, at January 16, 2025, beneficially owned approximately 85,260 shares of our common stock (excluding approximately 18,361 shares indirectly held through the Valero Energy Corporation Thrift Plan). None of such shares were granted in connection with the offering of the securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements of Valero Energy Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains information we have filed electronically with the SEC, which you can access at http://www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits, and schedules for more information about us and the securities. The registration statement, exhibits, and schedules are available at the SEC’s public reference room or through its Internet site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) until the termination of this offering. The documents we incorporate by reference are:

•	our annual report on Form 10-K for the year ended December 31, 2023;

•

the information included in our definitive proxy statement on Schedule 14A filed on March  26, 2024, to the extent incorporated by reference in Part III of our annual report on Form 10-K for the year ended December 31, 2023;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024; and

•	our current reports on Form 8-K filed on May 20, 2024, October 30, 2024 and January 30, 2025.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to us or calling us at the following address or telephone number:

Valero Energy Corporation

One Valero Way

San Antonio, Texas 78249

Attention: Investor Relations

Telephone: (210) 345-1982

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by Valero in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$	*
Printing expenses		†
Accounting fees and expenses		†
Legal fees and expenses		†
Trustee fees and expenses		†
Rating agency fees		†
Miscellaneous		†

Total	$	†

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
†

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Valero anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Valero Energy Corporation

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or certain officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. Valero’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), contains a provision that eliminates the personal liability of a director to Valero and its stockholders for monetary damages for breach of fiduciary duty as a director to the same extent as currently allowed under the DGCL. Under the Restated Certificate of Incorporation, liability of directors for monetary damages remains for (i) any breach of the duty of loyalty to Valero or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of Valero’s stock under Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise. Under Article V of the Restated Certificate of Incorporation and Article VIII of Valero’s Amended and Restated Bylaws as currently in effect (the “Restated Bylaws”), each person who is or was a director or officer of Valero or a subsidiary of Valero, or who serves or served any other enterprise or organization at the request of Valero or a subsidiary of Valero (each, an “Indemnitee”), shall be indemnified by Valero to the full extent permitted by the DGCL.

Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Valero currently has in effect a directors’ and officers’ liability insurance policy insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Item 16. Exhibits.*

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Valero Energy Corporation, formerly known as Valero Refining and Marketing Company—incorporated by reference to Exhibit 3.1 to Valero’s Registration Statement on Form S-1 (SEC File No. 333-27013) filed May 13, 1997.

3.2	Certificate of Amendment (July 31, 1997) to Restated Certificate of Incorporation of Valero Energy Corporation—incorporated by reference to Exhibit 3.02 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 001-13175).

3.3	Certificate of Merger of Ultramar Diamond Shamrock Corporation with and into Valero Energy Corporation dated December 31, 2001—incorporated by reference to Exhibit 3.03 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 001-13175).

3.4	Amendment (effective December 31, 2001) to Restated Certificate of Incorporation of Valero Energy Corporation—incorporated by reference to Exhibit 3.1 to Valero’s Current Report on Form 8-K dated December 31, 2001, and filed January 11, 2002 (SEC File No. 001-13175).

3.5	Second Certificate of Amendment (effective September 17, 2004) to Restated Certificate of Incorporation of Valero Energy Corporation—incorporated by reference to Exhibit 3.04 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (SEC File No. 001-13175).

3.6	Certificate of Merger of Premcor Inc. with and into Valero Energy Corporation effective September 1, 2005—incorporated by reference to Exhibit 2.01 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (SEC File No. 001-13175).

3.7	Third Certificate of Amendment (effective December 2, 2005) to Restated Certificate of Incorporation of Valero Energy Corporation—incorporated by reference to Exhibit 3.07 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2005 (SEC File No. 001-13175).

3.8	Fourth Certificate of Amendment (effective May 24, 2011) to Restated Certificate of Incorporation of Valero Energy Corporation—incorporated by reference to Exhibit 4.8 to Valero’s Current Report on Form 8-K dated and filed May 24, 2011 (SEC File No. 001-13175).

3.9	Fifth Certificate of Amendment (effective May 13, 2016) to Restated Certificate of Incorporation of Valero Energy Corporation—incorporated by reference to Exhibit 3.02 to Valero’s Current Report on Form 8-K dated May 12, 2016, and filed May 18, 2016 (SEC File No. 001-13175).

Exhibit No.	Description of Exhibit

3.10	Amended and Restated Bylaws of Valero Energy Corporation—incorporated by reference to Exhibit 3.01 to Valero’s Current Report on Form 8-K dated March 15, 2022 and filed March 18, 2022 (SEC File No. 001-13175).

4.1	Indenture dated as of March 10, 2015 between Valero Energy Corporation and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association—incorporated by reference to Exhibit 4.1 to Valero’s Registration Statement on Form S-3 (SEC File No. 333-202635) filed on March 10, 2015.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney of directors and officers of Valero Energy Corporation (included on the signature pages of the Registration Statement).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, on Form T-1.

107	Filing Fee Table.

*

Valero will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing, or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, and (iv) any required opinion of counsel to Valero as to certain tax matters relative to the securities offered hereby.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Valero Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, the State of Texas, on January 30, 2025.

VALERO ENERGY CORPORATION

By:	/s/ R. Lane Riggs
R. Lane Riggs
Chairman of the Board,
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below appoints R. Lane Riggs, Jason W. Fraser and Richard J. Walsh, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Valero Energy Corporation, to sign any and all amendments (including post-effective amendments) to this registration statement, and all documents or instruments necessary or appropriate to enable Valero Energy Corporation to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 30, 2025.

Signature	Title

/s/ R. Lane Riggs R. Lane Riggs	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Jason W. Fraser Jason W. Fraser	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Fred M. Diaz Fred M. Diaz	Director

/s/ H. Paulett Eberhart H. Paulett Eberhart	Director

/s/ Marie A. Ffolkes Marie A. Ffolkes	Director

/s/ Kimberly S. Greene Kimberly S. Greene	Director

/s/ Deborah P. Majoras Deborah P. Majoras	Director

/s/ Eric D. Mullins Eric D. Mullins	Director

/s/ Robert A. Profusek Robert A. Profusek	Director

/s/ Randall J. Weisenburger Randall J. Weisenburger	Director

/s/ Rayford Wilkins, Jr. Rayford Wilkins, Jr.	Director